Exhibit (a)(7)

                    Regarding the Offer to Purchase for Cash:

                Up to $30,000,000 Principal Amount of Outstanding
                        8.40% Subordinated Notes Due 1993
                                       of
                          American Capital Corporation
                  At a Price of $100 per $1000 Principal Amount

      Up to 1,100,000 Outstanding Shares of $3.75 Series A Preferred Stock
                                       of
                          American Capital Corporation
                   At a Price of $0.50 Net per Preferred Share

                                       And

               Up to 1,950,000 Outstanding Shares of Common Stock
                                       of
                       TransCapital Financial Corporation
                        At a Price of $1.00 Net per Share

                                       By
           Alliance Standard II L.L.C. and Alliance Standard II Corp.

--------------------------------------------------------------------------------

         THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT,
                NEW YORK CITY TIME, ON FRIDAY, FEBRUARY 13, 1998,
                          UNLESS THE OFFER IS EXTENDED.
--------------------------------------------------------------------------------


To our Clients:

          Enclosed for your consideration is an Offer to Purchase for Cash dated January 12, 1998, and color-coded Letters of Transmittal (which together constitute the "Offer") relating to an offer by Alliance Standard II L.L.C. ("Purchaser LLC") and Alliance Standard II Corp. ("Purchaser Corp.," and collectively with Purchaser LLC, the "Purchasers"), to purchase the following securities (the "Securities"):

               Up to $30,000,000 aggregate principal amount of outstanding 8.40% Subordinated Notes Due 1993 (the "Notes," which term is more fully defined in the Offer to Purchase) of American Capital Corporation, a Florida corporation ("ACC"), at a price of $100 per $1000 Principal Amount, without any additional payment for accrued but unpaid interest;

               Up to 1,100,000 Outstanding Shares (the "ACC Preferred Shares," which term is more fully defined in the Offer to Purchase) of $3.75


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



               Series A Preferred Stock of ACC at $0.50 Net per ACC Preferred Share; and

               Up to 1,950,000 Outstanding Shares (the "TFC Common Shares", which term is more fully defined in the Offer to Purchase, and collectively with the ACC Preferred Shares, the "Shares") of Common Stock of TransCapital Financial Corporation ("TFC") at $1.00 Net per TFC Common Share.

          The Offer for the Notes and Shares is net to the seller in cash, without interest thereon (the "Offer Price"), upon the terms and subject to the conditions set forth in the Offer to Purchase and in the related Letters of Transmittal (which, as amended from time to time, together constitute the "Offer"). A tender of such Notes or Shares by you can be made only through us on your behalf, and pursuant to your instructions. The Letters of Transmittal are furnished to you for your information only and cannot be used by you to tender Shares held by us for your account.

          We are hereby requesting instructions as to whether you wish to tender any or all of your Shares held by us for your account upon the terms and subject to the conditions set forth in the Offer. Your attention is invited to the following:

          1. The tender prices are, net to the seller in cash, :

                        o     $100 flat per $1,000 Principal Amount of Notes;
                        o     $0.50 per ACC Preferred Share; and
                        o     $1.00 per TFC Common Share.

          2. The Offer and withdrawal rights will expire at 12:00 Midnight, New York City time, on Friday, February 13, 1998, unless extended (the "Expiration Date").

          3. The Offer is being made for:

                        o     up to $30,000,000 principal amount of the Notes;
                        o     up to 1,100,000 ACC Preferred Shares; and
                        o     up to 1,950,000 TFC Common Shares.

          4. The Offer is conditioned upon, among other things, the requirement that there shall not have occurred any decision, action, development, event or other circumstance in the Action (as defined in the Offer to Purchase) or in any legal proceeding based upon similar factual or legal allegations, including, without limitation, any action seeking damages against the United States of America in connection with "supervisory goodwill" accounting for financial institutions, which in the sole judgment of the Purchasers could have an adverse effect on the Notes or Shares or the Purchasers' eventual recovery with respect thereto, or the FDIC shall have issued receiver's certificates or other similar documents to any holder of any claim with respect to Transohio Savings Bank, including TFC.



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



          5. Holders who tender Shares will not be obligated to pay brokerage fees or commissions or, except as set forth in Instruction 6 of the Letter of Transmittal, transfer taxes on the purchase of Shares by the Purchaser pursuant to the Offer.

          The foregoing is a summary of certain provisions of the Offer and is qualified in its entirety by reference to the Offer.

          If you wish to have us tender any or all of the Shares held by us for your account, you should so instruct us by completing, executing and returning to us the instruction form set forth on the following page hereof and forward the same to us in ample time to permit us to submit a tender on your behalf prior to the expiration of the Offer. The Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of Shares in any jurisdiction is which the making or acceptance of the Offer would not be in compliance with the laws of such jurisdiction.


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



               Instructions with Respect to the Offer to Purchase
                                   for Cash:

                Up to $30,000,000 Principal Amount of Outstanding
                        8.40% Subordinated Notes Due 1993
                                       of
                          American Capital Corporation
                 At a Price of $100 per $1000 Principal Amount,

      Up to 1,100,000 Outstanding Shares of $3.75 Series A Preferred Stock
                                       of
                          American Capital Corporation
                  At a Price of $0.50 Net per Preferred Share,

                                       And

               Up to 1,950,000 Outstanding Shares of Common Stock
                                       of
                       TransCapital Financial Corporation
                        At a Price of $1.00 Net per Share

                                       By
           Alliance Standard II L.L.C. and Alliance Standard II Corp.


          The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase for Cash dated January 12, 1998, and the related Letters of Transmittal (which together constitute the "Offer") relating to an offer by Alliance Standard II L.L.C. and Alliance Standard II Corp. (collectively, the "Purchasers"), regarding the offer to purchase for cash:

               Up to $30,000,000 aggregate principal amount of outstanding 8.40% Subordinated Notes Due 1993 (the "Notes," which term is more fully defined in the Offer to Purchase) of American Capital Corporation, a Florida corporation ("ACC"), at a price of $100 per $1000 Principal Amount, without any additional payment for accrued but unpaid interest;

               Up to 1,100,000 Outstanding Shares (the "ACC Preferred Shares," which term is more fully defined in the Offer to Purchase) of $3.75 Series A Preferred Stock of ACC at $0.50 Net per ACC Preferred Share; and

               Up to 1,950,000 Outstanding Shares (the "TFC Common Shares," which term is more fully defined in the Offer to Purchase) of Common Stock of TransCapital Financial Corporation ("TFC") at $1.00 Net per TFC Common Share.

The Offer is net to the seller in cash, without interest thereon, upon the terms and subject to the conditions set forth in the Offer to Purchase and in the related Letters of Transmittal (which, as amended from time to time, together constitute the "Offer").


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


          This will instruct you to tender the amount of Notes, ACC Preferred Shares and/or TFC Common Shares indicated below held by you for the account of the undersigned, on the terms and subject to the conditions set forth in the Offer.



        Principal Amount of Notes to be Tendered:*         Amount of ACC Preferred Shares
                                                           to be Tendered*:

$                                                                                        ACC Preferred Shares
 -------------------------------------------                -----------------------------
*Unless otherwise indicated, all Notes shall               *Unless otherwise indicated, all ACC
be tendered.                                               Preferred Shares shall be tendered.

Amount of Common Shares to be
Tendered:
                                           Shares
-------------------------------------------

*Unless otherwise indicated, all Shares shall be tendered.


            Sign Here:                                          Print Name and Address:

-------------------------------------                       ---------------------------

-------------------------------------                       ---------------------------

Dated:
      -------------------------------                       ---------------------------



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